                                                                EXHIBIT 10.10(a)


                       CONSOLIDATED CONTAINER HOLDINGS LLC
                          REPLACEMENT UNITS OPTION PLAN
                       FOR OPTIONS ISSUED PURSUANT TO THE
                             FRANKLIN PLASTICS, INC.
                             1998 STOCK OPTION PLAN


                                    RECITALS

         WHEREAS, Consolidated Container Holdings LLC, a Delaware limited liability company (the "Company") will acquire the assets and operations of Franklin Plastics, Inc., a Delaware corporation ("Franklin") and its subsidiaries pursuant to that certain Contribution and Merger Agreement dated as of April 29, 1999, by and among Suiza Foods Corporation, Franklin, the Suiza companies identified therein, Vestar Packaging LLC, Reid Plastics Holdings, Inc., the Reid companies identified therein, the Company and its subsidiaries identified therein (the "Merger Agreement");

         WHEREAS, pursuant to the Merger Agreement and the transactions contemplated thereby, the plastics packaging operations of Franklin will be contributed or merged with and into the Company, and the Company shall, after the consummation of such transactions, succeed to the business of Franklin and be the new employer of certain former employees of Franklin;

         WHEREAS, the Franklin 1998 Stock Option Plan (the "Franklin Plan") was previously adopted by the Franklin's Board of Directors, providing for the grant of stock options to certain selected officers and key employees of Franklin or its subsidiaries with respect to shares of common stock, $.01 par value, of Franklin (the "Franklin Common Stock"), and options to purchase Franklin Common Stock were previously issued to participants pursuant to certain Stock Option Agreements (the "Prior Option Agreements") by and between Franklin and selected officers and key employees of Franklin (the "Participants") and pursuant to the Franklin Plan;

         WHEREAS, the Board of Franklin and the Management Committee of the Company wish for the Participants to continue to enjoy the rights and benefits contained in the Prior Option Agreements, and to convert the non-qualified stock options to purchase Franklin Common Stock described in the Prior Option Agreements to replacement non-qualified options to purchase Units as described herein (the "Replacement Options"), such conversion to be effective as of the date of closing of the transactions contemplated by the Merger Agreement (the "Closing");

         WHEREAS, the Management Committee has deemed it in the best interests of the Company to adopt this Replacement Units Option Plan (this "Replacement Plan") to attract and retain the executive officers and key employees to whom the Prior Stock Options were issued pursuant to the Franklin Plan and to provide for the continuation of options described in the Prior Stock Options as converted to Replacement Options;

         WHEREAS, the Company wishes to terminate the Prior Option Agreements effective as of the date of the Closing;

         WHEREAS, Franklin has agreed that upon the exercise of any Replacement Option or portion thereof, the number of Units held by Franklin shall be reduced on the books and records of the Company by the number of Units into which such Replacement Option or portion was exercised so that the Percentage Interests of the Other Members of the Company is the same as it was prior to such exercise.

         NOW, THEREFORE, in consideration of the foregoing, the terms of the Replacement Plan are as follows:

         1. PURPOSE OF THE REPLACEMENT PLAN. This Replacement Plan shall be known as the Consolidated Container Holdings LLC Replacement Units Option Plan. The purpose of the Replacement Plan is to attract and retain the selected executive officers and key employees of Franklin to whom Franklin Options were previously issued and to provide incentives to such personnel to promote the success of the business of the Company and its subsidiaries.

         The options granted under this Replacement Plan are intended to be non-qualified stock options under applicable tax laws and are not to be characterized as incentive stock options under such laws.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

                  (a) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (b) "Company" has the meaning set forth in paragraph 1 of the Recitals.

                  (c) "Date of Grant" means the date of the Closing, on which the Replacement Options granted pursuant to this Plan will become effective.

                  (d) "Employee" means any officer or other key employee of the Company or one of its Subsidiaries, including any Management Committee member who is also an officer or key employee of the Company or one of its Subsidiaries.

                  (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (f) "Fair Market Value" means the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Units on the date specified, as reported by the principal national stock exchange or automated trading system on which the Units are then listed. If there is no reported price information for the Units, "Fair Market Value" as of any date means the fair market value of each Unit determined in good faith by the Management Committee, as follows: (i) during the first quarter of each year, the Management Committee will establish a list of publicly traded packaging industry companies reasonably comparable with the Company and its Subsidiaries on the basis of, among other things, lines of business and growth profile (the "Comparable Companies"); (ii) the Management Committee will determine, based on publicly available information, the weighted average multiple of operating income for the 12 full months preceding the date of such valuation for the

Comparable Companies, based on the market value of all outstanding equity and all indebtedness for borrowed money of the Comparable Companies (the "Index Multiple"); and (iii) the Fair Market Value of each Unit will equal (A) the sum of (1) the Index Multiple multiplied by the Plastics Operating Income for the 12 full calendar months preceding such date, minus (2) the aggregate liquidation preference of the Company's outstanding preferred units as of the date of determination, if any, minus (3) the aggregate indebtedness for borrowed money of the Company and its Subsidiaries as of the date of determination, divided by
(B) the number of outstanding Units (determined on a fully diluted basis, using the treasury stock method to account for unexercised options and warrants).

                  (g) "Management Committee" means the Management Committee of the Company and described in the Company's Limited Liability Company Agreement, as it may be amended from time to time.

                  (h) "Non-Employee Director" means an individual who is a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and also an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3).

                  (i) "Units" means the units of the Company as described in the Limited Liability Company Agreement of the Company, as amended from time to time. Except as otherwise provided herein, all Units issued pursuant to the Replacement Plan shall have the same rights as all other issued and outstanding Units, including but not limited to voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Company's assets in the event of liquidation.

                  (k) "Participant" means the Employees of the Company who receive a Replacement Option pursuant to this Plan.

                  (j) "Replacement Option" means an option to purchase Units granted pursuant to SECTION 6 of this Replacement Plan.

                  (l) "Plastics Operating Income" means, for any specified period, the consolidated operating income of the Company and its Subsidiaries, determined on a pro forma basis, taking into account the operating income associated with acquisitions effected during the relevant period, in accordance with generally accepted accounting principles, consistently applied.

                  (m) "Replacement Plan" means the Consolidated Container Holdings LLC Replacement Units Option Plan, as amended from time to time.

                  (n) "Subsidiary" means any now existing or hereinafter organized or acquired company of which more than fifty percent (50%) of the issued and outstanding voting stock or other equity interest is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.

         3. TERM OF REPLACEMENT PLAN. The Replacement Plan has been adopted by the Management Committee to become effective as of the Closing of the transactions contemplated by the Merger Agreement. The Replacement Plan shall continue in effect until terminated pursuant to SECTION 18.

         4. UNITS SUBJECT TO THE REPLACEMENT PLAN. Except as otherwise provided in SECTION 17 hereof, the aggregate number of Units issuable upon the exercise of Replacement Options pursuant to this Replacement Plan shall be 344,167 Units. No Replacement Options shall be issued except for those issued to Participants who hold Prior Option Agreements.

         5. ELIGIBILITY. Replacement Options are being granted under SECTION 6 of the Replacement Plan effective as of the Closing date, only to the Employees of the Company or its Subsidiaries who hold Prior Option Agreements.

         6. GRANT OF OPTIONS. Except as provided in SECTION 18, the Management Committee shall grant Replacement Options to the Employees and on the number of Units as the , such grant to be effective as of the date of Closing. Replacement Options shall be issued only to Employees who elect to surrender their Franklin Option(s) and receive Replacement Option(s) in substitution therefor in accordance with the terms and procedures established by Franklin for such election and surrender. The grant of Replacement Options shall be evidenced by Replacement Option agreements containing such terms and provisions as are substantially the economic equivalent of the Franklin Options being replaced, and approved by the Management Committee and executed on behalf of the Company by an appropriate officer.

         7. TIME OF GRANT OF OPTIONS. The effective date of grant of a Replacement Option under the Replacement Plan shall be the Closing date. Notice of the grant shall be given to each Participant to whom a Replacement Option is granted promptly after the date of such grant.

         8. PRICE. The exercise price for each Unit subject to a Replacement Option (the "Exercise Price") shall be as set forth in each Participant's individual Replacement Option agreement.

         9. VESTING. Each Replacement Option award under the Replacement Plan shall vest or be subject to forfeiture in accordance with the provisions set forth in the applicable Replacement Option agreement. The Management Committee may, but shall not be required to, permit acceleration of vesting or termination of forfeiture provisions upon any sale of the Company or similar transaction. A Participant's Replacement Option agreement may contain such additional provisions with respect to vesting as the Management Committee may specify.

         10. EXERCISE. A Participant may pay the Exercise Price of the Units as to which a Replacement Option is being exercised by the delivery of cash, check, or, at the Company's option, by the delivery of Units having a Fair Market Value on the date immediately preceding the exercise date equal to the Exercise Price. Upon the exercise of a Replacement Option, the initial Capital Account of the Participant shall be equal to the exercise price paid for the Units received upon exercise.

         If the Units to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Replacement Option granted under the Replacement Plan may be exercised by a broker-dealer acting on behalf of an Participant if (a) the broker-dealer has received from the Participant or the Company a fully- and duly-endorsed agreement evidencing such Option, together with instructions signed by the Participant requesting the Company to deliver the Units subject to such Replacement Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and
(iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

         11. WHEN REPLACEMENT OPTIONS MAY BE EXERCISED. No Replacement Option shall be exercisable at any time after the expiration of ten (10) years from the Original Award Date. This SECTION 11 only provides the outer limits of allowable exercise dates with respect to Options; a Replacement Option agreement may provide for a shorter duration than as specified above.

         12. REPLACEMENT OPTION FINANCING. Upon the exercise of any Replacement Option granted under the Replacement Plan, the Company may, but shall not be required to, make financing available to the Participant for the purchase of Units pursuant to such Replacement Option on such terms as the Management Committee may specify.

         13. WITHHOLDING OF TAXES. The Management Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority to withhold in connection with any Replacement Option including, but not limited to, withholding the issuance of all or any portion of the Units subject to such Replacement Option until the Participant reimburses the Company for the amount it is required to withhold with respect to such taxes, canceling any portion of such issuance in an amount sufficient to reimburse the Company for the amount it is required to withhold or taking any other action reasonably required to satisfy the Company's withholding obligation.

         14. CONDITIONS UPON ISSUANCE OF UNITS. The Company shall not be obligated to sell or issue any units upon the exercise of any Replacement Option granted under the Replacement Plan unless the issuance and delivery of units complies with all provisions of applicable federal and state securities laws and the requirements of any national exchange or trading system on which the Units are then listed or traded.

                  As a condition to the exercise of a Replacement Option, the Company may require the person exercising the Replacement Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

                  The Company shall not be liable for refusing to sell or issue any Units covered by any Replacement Option if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to sell or issue such Units in compliance with all applicable federal and state securities laws and the requirements of any national exchange or trading system on which the Units are then listed or traded. In addition, the Company shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the Units covered by any Replacement Option.

                  No Participant will be, or will be deemed to be, a holder of any Units subject to a Replacement Option unless and until such Participant has surrendered all Franklin Option(s), exercised the Replacement Option and paid the purchase price for the subject Units. Each Replacement Option under this Replacement Plan shall be transferable only by will, the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction; provided, however, that the Management Committee may (but need not) permit transfer without consideration by a Participant to (a) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (b) a trust or trusts, or to a guardian under the Uniform Gift to Minors Act, for the exclusive benefit of such Immediate Family Members, or (c) a partnership or other entity in which such Immediate Family Members are the only partners, provided that subsequent transfers of transferred Replacement Options shall be prohibited except by will, the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction. Following transfer, any such Replacement Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer and the term "Participant" in the applicable Replacement Option agreement shall be deemed to refer to the transferee; provided that any provisions related to termination of employment set forth in the agreement and the obligation to pay withholding taxes shall continue to apply to the transferor.

         15. RESTRICTIONS ON UNITS. Units issued pursuant to the Replacement Plan may be subject to restrictions on transfer under applicable federal and state securities laws. The Management Committee may impose such additional restrictions on the ownership and transfer of Units issued pursuant to the Replacement Plan as it deems desirable and any such restrictions shall be set forth in any Replacement Option agreement entered into hereunder.

         16. MODIFICATION OF OPTIONS. The Management Committee may, at any time and from time to time, execute an instrument providing for modification, extension or renewal of any outstanding Replacement Option, provided that no such modification, extension or renewal shall impair the Replacement Option without the consent of the holder of the Option.

         17. EFFECT OF CHANGE IN UNITS SUBJECT TO THE REPLACEMENT PLAN. In the event that each of the outstanding Units (other than Units held by dissenting unitholders) shall be changed into or exchanged for a different number or kind of shares of stock or other equity interests of the Company or of another Company (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or other equity interests or otherwise), or in the event a unit split or dividend (other than any dividend paid in respect of federal, state or other taxes) payment occurs, then there shall be substituted for each Unit then subject to Replacement Options the number and kind of shares of stock or other equity interests into which each outstanding Unit (other than Units held by dissenting unitholders) shall be so changed or exchanged, or the number of Units as is equitably required in the event of a Unit split or dividend, together with an appropriate adjustment of the Exercise Price. The Management

Committee may, but shall not be required to, provide additional anti-dilution protection to a Participant under the terms of the Participant's Replacement Option agreement.

         18. ADMINISTRATION.

                  (a) The Replacement Plan shall be administered by the Management Committee or by a committee of the Management Committee appointed by the full Management Committee. Replacement Options may be granted under SECTION 6 only to the Employees who hold Prior Option Agreements who have been designated by the Company, upon the surrender by such Employee of his Prior Option Agreement under the Franklin Plan, such Replacement Option grant to be effective at Closing, pursuant to Replacement Option agreements, in the forms as approved by the Management Committee, and containing such terms and conditions consistent with the provisions of this Replacement Plan and with terms substantially the economic equivalent of the Prior Option Agreement being replaced, may be executed on behalf of the Company by the Chairman of the Management Committee, the President or any Vice President of the Company. The Management Committee shall have complete authority to construe, interpret and administer the provisions of this Replacement Plan and the provisions of the Replacement Option agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Replacement Plan; to suspend or discontinue this Replacement Plan; and to make all other determinations necessary or deemed advisable in the administration of the Replacement Plan. The determinations, interpretations and constructions made by the Management Committee shall be final and conclusive. No member of the Management Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Replacement Plan or any award thereunder, and the members of the Management Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

                  (b) The Management Committee may, from time to time, alter, amend, suspend, discontinue or terminate this Replacement Plan. At any time and from time to time, the Management Committee may execute an instrument providing for modification, extension or renewal of any outstanding Replacement Option, provided that no such modification, extension or renewal shall impair the Replacement Option without the consent of the holder of the Replacement Option.

                  (c) Subject to any applicable requirements of Rule 16b-3 or of any national exchange or trading system on which the Units are then listed or traded, the Management Committee may amend any provision of this Replacement Plan in any respect in its discretion.

         19. CONTINUED EMPLOYMENT NOT PRESUMED. Nothing in this Replacement Plan or any document describing it nor the grant of any Replacement Option shall give any Participant the right to continue in the employment of the Company or affect the right of the Company to terminate the employment of any such person with or without cause.

         20. GOVERNING LAW. THE REPLACEMENT PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF DELAWARE AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         21. SEVERABILITY OF PROVISIONS. If any provision of this Replacement Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Replacement Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Replacement Plan shall be construed and enforced as if such provision had never been inserted herein.